UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024

EARGO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39616	27-3879804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2665 North First Street, Suite 300
San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 351-7700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 13, 2024, Eargo, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of October 29, 2023 (as amended from time to time, the “Merger Agreement”), by and among the Company, PSC Echo Parent LLC, a Delaware limited liability company (“Parent”), and PSC Echo Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into Eargo, with Eargo surviving such merger as the surviving corporation (the “Merger”) and approve the transactions contemplated thereby, including the Merger (the “Merger Agreement Proposal”).

As of January 12, 2024, the record date for the Special Meeting (the “Record Date”), there were 20,772,485 shares of the Company’s Common Stock, par value $0.0001 per share (the “Company Common Stock” or “Shares”) outstanding. At the Special Meeting, a total of 17,544,265 Shares, equivalent to 17,544,265 votes, representing approximately 84.46% of the outstanding Shares entitled to vote, equivalent to approximately 84.46% of the voting power of the outstanding Shares entitled to vote, were present in person (which includes presence virtually at the Special Meeting) or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

(1)	Merger Agreement Proposal. The proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

(2)	Golden Parachute Proposal. The non-binding, advisory proposal to approve certain compensation arrangements for the Company’s named executive officers in connection with the Merger.

(3)
Adjournment Proposal. The proposal to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal.

For more information on each of these proposals, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 16, 2024 (the “Proxy Statement”).

The approval of the Merger Agreement Proposal required the affirmative vote of the holders of at least a majority of the voting power of the Shares present entitled to vote in accordance with the General Corporation Law of the State of Delaware.

The approval of the Golden Parachute Proposal required the affirmative vote of the holders of a majority of the voting power of the Shares present in person or represented by proxy at the virtual Special Meeting and entitled to vote thereon.

The approval of the Adjournment Proposal required the affirmative vote of the holders of a majority of the voting power of the Shares present in person or represented by proxy at the virtual Special Meeting and entitled to vote thereon, assuming that a quorum is present.

For each of the Merger Agreement Proposal, the Golden Parachute Proposal and the Adjournment Proposal, each record holder of Company Common Stock was entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date.

All three proposals were approved by the requisite vote of the Company’s stockholders. The final voting results for each proposal are described below.  Because the Merger Agreement and the transactions contemplated thereby, including the Merger, were approved and adopted by the Company’s Stockholders, no adjournment to solicit additional proxies was necessary.

(1)	Merger Agreement Proposal:

The total number of the votes (based on the voting power of Shares entitled to vote) with respect to the Merger Agreement Proposal were as follows:

For	Against	Abstain
17,336,454	206,772	1,039

(2)	Golden Parachute Proposal:

The total number of the votes (based on the voting power of Shares entitled to vote) with respect to the Golden Parachute Proposal were as follows:

For	Against	Abstain
17,317,427	225,246	1,592

(3)	Adjournment Proposal:

The total number of the votes (based on the voting power of Shares entitled to vote) with respect to the Adjournment Proposal were as follows:

For	Against	Abstain
17,281,058	258,171	5,036

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARGO, INC.

Date: February 14, 2024	By:	/s/ William Brownie
William Brownie Interim Chief Executive Officer and Chief Operating Officer